Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of SEACOR Marine Holdings Inc. (the “Company”), hereby certifies, to the best of his knowledge and belief, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Annual Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:	February 25, 2026

/s/ John Gellert
Name:	John Gellert
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

Date:	February 25, 2026

/s/ Jesús Llorca
Name:	Jesús Llorca
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)